                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Hovnanian Enterprises, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          Hovnanian Enterprises, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                 [LETTERHEAD OF HOVNANIAN ENTERPRISES, INC.]


                                                                  March 15, 1995

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Tuesday, May 2, 1995, in the Boardroom of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York. The meeting will start promptly at 10:30 a.m.

  It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose. Of course, if you attend the meeting, you may still choose to vote your shares personally, even though you have already returned a signed proxy. Important items to be acted upon at the meeting include the election of directors and the ratification of the selection of independent accountants.

  We sincerely hope you will be able to attend and participate in the Company's 1995 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

                                     Sincerely yours,

                                     /s/ Kevork S. Hovnanian

                                     Kevork S. Hovnanian
                                     Chairman of the Board
                                            and
                                     Chief Executive Officer

                          HOVNANIAN ENTERPRISES, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 15, 1995

                               ----------------

  Notice is Hereby Given that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, May 2, 1995, in the Board Room of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York at 10:30 a.m. for the following purposes:

    1. The election of Directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors may be elected and qualified.

    2. The ratification of the selection of Kenneth Leventhal & Company as independent accountants to examine financial statements for the Company for the year ended October 31, 1995.

    3. The transaction of such other business as may properly come before the meeting and any adjournment thereof.

  Only shareholders of record at the close of business on March 8, 1995 are entitled to notice of and to vote at the meeting.

  Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, a form of proxy and the Company's Annual Report for the eight month transition period ended October 31, 1995.

  All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                          By order of the Board of Directors,
                                          Timothy P. Mason
                                                         Secretary

March 15, 1995


    PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                          HOVNANIAN ENTERPRISES, INC.
                                 10 HIGHWAY 35
                                  P.O. BOX 500
                           RED BANK, NEW JERSEY 07701

                               ----------------

                                PROXY STATEMENT

                               ----------------

GENERAL

  The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the "Company") for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy will be mailed commencing March 15, 1995 to each shareholder entitled to vote. On May 10, 1994, the Board of Directors of the Company adopted a resolution providing that the date for the end of the fiscal year of the Company be changed from the last day of February to October 31. The Company's Annual Report for the eight month transition period ended October 31, 1995 accompanies this Proxy Statement.

  Shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the specifications thereon. If no specifications are made, the persons named in the accompanying proxy will vote such proxy for the Board of Directors' slate of Directors, for the ratification of selected independent accountants and as recommended by the Board of Directors unless contrary instructions are given. Any person executing a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

                    VOTING RIGHTS AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 8, 1995. On March 8, 1995, the voting securities of the Company outstanding consisted of 14,847,335 shares of Class A Common Stock, each share entitling the holder thereof to one vote and 8,189,718 shares of Class B Common Stock, each share entitling the holder thereof to ten votes.

  Other than as set forth in the table below, there are no persons known to the Company to own beneficially shares representing more than 5% of the Company's Class A Common Stock or Class B Common Stock.

  The following table sets forth as of March 8, 1995 the Class A Common Stock and Class B Common Stock of the Company beneficially owned by each Director and nominee for Director, by all Directors and officers of the Company as a group (including the named individuals) and holders of more than 5%:

                               CLASS A COMMON STOCK     CLASS B COMMON STOCK
                               --------------------     --------------------
                              AMOUNT AND               AMOUNT AND
                              NATURE OF                NATURE OF
  DIRECTORS, NOMINEES AND     BENEFICIAL    PERCENT    BENEFICIAL      PERCENT
  HOLDERS OF MORE THAN 5%    OWNERSHIP(1) OF CLASS(2) OWNERSHIP(1)   OF CLASS(2)
  -----------------------    ------------ ----------- ------------   -----------
  Kevork S. Hovnanian(3)....  5,635,887      38.0%     5,843,837(5)     71.4%
  Ara K. Hovnanian(4).......  1,343,088       8.9%     1,202,236        14.4%
  Paul W. Buchanan..........     24,013        .2%        19,320          .2%
  Arthur M. Greenbaum.......      1,500        --          1,500          --
  Timothy P. Mason..........     20,904        .1%        14,257          .2%
  Desmond P. McDonald.......      3,750        --          3,750          --
  Peter S. Reinhart.........     18,855        .1%        15,335          .2%
  John J. Schimpf...........     85,419        .6%        45,492          .6%
  Stephen D. Weinroth.......      2,250        --          2,250          --
  All Directors and officers
   as a group
   (10 persons).............  7,164,939      47.0%     7,166,037        84.5%

--------
Notes:
(1) The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons, which shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. The figures in the table represent beneficial ownership (including ownership of 392,547 Class A Common Stock Options and 288,120 Class B Common Stock Options, currently exercisable or exercisable within 60 days) and sole voting power and sole investment power except as noted in notes (3), (4) and (5) below.
(2) Based upon the number of shares outstanding plus options for such director, nominee or holder.
(3) Includes 297,812 shares of Class A Common Stock and 320,012 shares of Class B Common Stock as to which Kevork S. Hovnanian has shared voting power and shared investment power. Kevork S. Hovnanian's address is 10 Hwy 35, P.O. Box 500, Red Bank, New Jersey 07701.
(4) Includes 8,350 shares of Class A Common Stock and 10,150 shares of Class B Common Stock as to which Ara K. Hovnanian has shared voting power and shared investment power. Ara K. Hovnanian's address is 10 Hwy 35, P.O. Box 500, Red Bank, New Jersey 07701.
(5) Includes 2,829,413 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the "Limited Partnership"), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian's wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust, is the Managing General Partner of the Limited Partnership and as such has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership.

                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors shall consist of nine Directors who shall be elected annually by the shareholders. The Company's Certificate of Incorporation requires that, at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent. The following persons are proposed as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director.

                                                                     YEAR FIRST
                                                                      BECAME A
      NAME                         AGE     COMPANY AFFILIATION        DIRECTOR
      ----                         ---     --------------------      ----------
  Kevork S. Hovnanian.............  71 Chairman of the Board, Chief     1967
                                        Executive Officer and
                                        Director of the Company.
  Ara K. Hovnanian................  37 President and Director of the    1981
                                        Company.
  Paul W. Buchanan................  44 Senior Vice President--          1982
                                        Corporate Controller and
                                        Director of the Company.
  Arthur M. Greenbaum.............  69 Director of the Company.         1992
  Timothy P. Mason................  54 Senior Vice President--          1980
                                        Administration/Secretary and
                                        Director of the Company.
  Desmond P. McDonald.............  67 Director of the Company.         1982
  Peter S. Reinhart...............  44 Senior Vice President and        1981
                                        General Counsel and Director
                                        of the Company.
  John J. Schimpf.................  45 Executive Vice President and     1986
                                        Director of the Company.
  Stephen D. Weinroth.............  56 Director of the Company.         1982

--------

  Mr. K. Hovnanian founded the predecessor of the Company in 1959 and has served as Chairman of the Board and Chief Executive Officer of the Company since its initial incorporation in 1967. Mr. K. Hovnanian was also President of the Company from 1967 to April 1988. Mr. K. Hovnanian is also a director of Midlantic Corporation.

  Mr. A. Hovnanian was appointed President in April 1988, after serving as Executive Vice President from March 1983. Mr. A. Hovnanian is the son of Mr. K. Hovnanian.

  Mr. Buchanan was appointed Senior Vice President--Corporate Controller in May 1990, after serving as Vice President--Corporate Controller from March 1983.

  Mr. Greenbaum has been a senior partner of Greenbaum, Rowe, Smith, Ravin & Davis, a law firm since 1953. Mr. Greenbaum qualifies as an independent Director as defined in the Company's Certificate of Incorporation.

  Mr. Mason was appointed Senior Vice President of Administration/Secretary in March 1991 after serving as Vice President--Administration and Secretary/Treasurer from March 1982.

  Mr. McDonald has been a Director of Midlantic Bank N.A. since 1976, Executive Committee Chairman of Midlantic Bank N.A. since August 1992 and was President of Midlantic Bank N.A. from 1976 to June 1992. He is also a Director of Midlantic Corporation and was Vice Chairman of Midlantic Corporation from June 1990 to July 1992. Mr. McDonald qualifies as an independent Director as defined in the Company's Certificate of Incorporation.

  Mr. Reinhart has been Senior Vice President and General Counsel since April 1985.

  Mr. Schimpf has been Executive Vice President of the Company since April
1988.

  Mr. Weinroth is Co-chairman of the Board and Chief Executive Officer of VETTA Sports, Inc., a worldwide supplier of bicycle parts and accessories and Vice Chairman of SCS Communications, Inc., a media company with publishing and magazine interests. He has held such positions since November 1993 and August 1993 respectively. He is also an independent investor and financial advisor. From July 1989 to April 1992 he was Chairman of the Board and Chief Executive Officer of Integrated Resources, Inc. He was a Managing Director and a member of the Board of Directors of Drexel Burnham Lambert Incorporated from 1981 until 1989. Mr. Weinroth was also Chairman and Chief Executive Officer of Drexel Burnham Lambert Commercial Paper Incorporated during that time. He is a director of Core Holdings B.V.; First Britannia Mezzanine N.V.; SCS Communications, Inc. and VETTA Sports, Inc. In February 1990 and May 1990, Integrated Resources, Inc. and Drexel Burnham Lambert Incorporated, respectively, filed for protection under Chapter 11 of the Federal Bankruptcy Code. Mr. Weinroth qualifies as an independent Director as defined in the Company's Certificate of Incorporation.

MEETINGS OF BOARD OF DIRECTORS

  The members of the Audit Committee of the Board of Directors currently are Messrs. McDonald, Weinroth and Mason. The Audit Committee is chaired by Mr. McDonald and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meeting with them to review the results of their work as well as their recommendations. The Audit Committee has direct access to the Company's independent accountants and also reviews the fees of independent accountants and recommends to the Board of Directors the appointment of independent accountants.

  The Internal Audit Manager for the Company reports directly to the Audit Committee on, among other things, the Company's compliance with certain Company procedures which are designed to enhance management's consideration of all aspects of major transactions involving the Company. The Audit Committee has direct control over staffing, including compensation, of the internal audit department. The Company's Chief Accounting Officer reports directly to the Audit Committee on significant accounting issues. During the eight month transition period ended October 31, 1994 the Audit Committee met twice.

  The Compensation Committee consists currently of Messrs. McDonald and Weinroth. Mr. K. Hovnanian resigned from the Compensation Committee on May 10, 1994. The Compensation Committee is currently chaired by Mr. Weinroth and is active in reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, in establishing salaries and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and establishing executive compensation, see "Report of the Compensation Committee" below. During the eight month transition period ended October 31, 1994 the Compensation Committee met once.

  The Company has no executive or nominating committees. Procedures for nominating persons for election to the Board of Directors are contained in the Company's Bylaws.

  During the eight month transition period ended October 31, 1994 the Board of Directors held three regularly scheduled meetings. In addition, the directors considered Company matters and had numerous communications with the Chairman of the Board of Directors and others wholly apart from the formal meetings.

DIRECTOR COMPENSATION

  Each director who is not an officer of the Company is paid $2,000 per regularly scheduled meeting, $1,000 for each committee meeting attended, $2,000 for special meetings attended and a bonus. All directors are reimbursed for expenses related to his attendance at Board of Directors and committee meetings. During the eight month transition period ended October 31, 1994, including an accrued bonus paid on February 6, 1995, Mr. McDonald received $18,500, Mr. Greenbaum received $15,500 and Mr. Weinroth received $18,500.

                      RATIFICATION OF THE SELECTION OF AND
                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The selection of independent accountants to examine financial statements of the Company made available or transmitted to shareholders and filed with the Securities and Exchange Commission for the year ended October 31, 1995 is to be submitted to the meeting for ratification. Kenneth Leventhal & Company has been selected by the Board of Directors of the Company to examine such financial statements.

  The Company has been advised that a representative of Kenneth Leventhal & Company will attend the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table summarizes the compensation paid or accrued by the Company for the chief executive officer and the other four most highly compensated executives during the eight month transition period ended October 31, 1995 and the year ended February 28(29), 1994, 1993 and 1992.

                                                                LONG-TERM COMPENSATION
                                                             -----------------------------
                                     ANNUAL COMPENSATION                AWARDS
                                 --------------------------- -----------------------------
                                                                        NUMBER OF
                                                     OTHER              SECURITIES
                           YEAR                     ANNUAL   RESTRICTED UNDERLYING         ALL OTHER
   NAME AND PRINCIPAL       OR                      COMPEN-    STOCK     OPTIONS/   LTIP    COMPEN-
        POSITION          PERIOD  SALARY  BONUS(1) SATION(2)   AWARDS    SARS(3)   PAYOUTS SATION(4)
   ------------------     ------ -------- -------- --------- ---------- ---------- ------- ---------
Kevork S. Hovnanian..8
  mos.                    10/94  $536,219 $133,334     $0        $0            0     N/A    $ 7,811
 Chairman of the Board of  1994  $720,352 $300,000     $0        $0            0     N/A    $11,038
 Directors, Chief Execu-
  tive                     1993  $681,178 $150,000     $0        $0            0     N/A    $ 9,744
 Officer, and Director of  1992  $643,946  $50,000     $0        $0            0     N/A    $ 9,661
 the Company
Ara K. Hovnanian..8 mos.  10/94  $520,735 $133,334     $0        $0            0     N/A    $ 6,932
 President and Director    1994  $632,600 $300,000     $0        $0            0     N/A    $16,143
 of the Company            1993  $619,381 $200,000     $0        $0      295,000     N/A    $   947
                           1992  $524,954 $150,000     $0        $0            0     N/A    $ 1,730
John J. Schimpf...8 mos.  10/94  $144,086 $ 48,251     $0        $0            0     N/A    $18,443
 Executive Vice President  1994  $200,277 $100,000     $0        $0            0     N/A    $15,304
 and Director of the       1993  $186,599 $ 80,000     $0        $0       70,000     N/A    $11,463
 Company                   1992  $175,078 $ 35,000     $0        $0            0     N/A    $18,479
J. Larry Sorsby...8 mos.  10/94  $121,403 $ 50,833     $0        $0            0     N/A    $11,085
 Senior Vice President/    1994  $169,371 $ 82,500     $0        $0            0     N/A    $ 7,953
 Finance and Treasurer of  1993  $157,223 $ 60,000     $0        $0       35,000     N/A    $ 5,264
 the Company               1992  $144,675 $ 30,000     $0        $0            0     N/A    $ 7,207
Peter S. Reinhart.8 mos.  10/94  $102,879 $ 29,394     $0        $0            0     N/A    $13,748
 Senior Vice President/    1994  $152,022 $ 56,800     $0        $0            0     N/A    $12,141
 General Counsel and       1993  $137,945 $ 50,000     $0        $0       15,000     N/A    $10,445
 Director of the Company   1992  $147,936 $ 20,000     $0        $0            0     N/A    $16,161

--------
Notes:
(1) Includes awards not paid until after year end.
(2) Includes perquisites and other personal benefits unless the aggregate amount is lesser than either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(3) The Company does not have a stock appreciation right ("SAR") program.
(4) Includes accruals under the Company's savings and investment retirement plan (the "Retirement Plan"), deferred compensation plan (the "Deferred Plan") and term life insurance premiums for each of the named executive officers for the eight month transition period ended October 31, 1994 as follows:

                                           RETIREMENT DEFERRED   TERM
                                              PLAN      PLAN   INSURANCE  TOTAL
                                           ---------- -------- --------- -------
      K. Hovnanian........................   $7,495    $    0    $316    $ 7,811
      A. Hovnanian........................   $6,301    $    0    $631    $ 6,932
      Schimpf.............................   $9,486    $8,521    $436    $18,443
      Sorsby..............................   $7,880    $2,839    $366    $11,085
      Reinhart............................   $9,734    $3,702    $312    $13,748

OPTION GRANTS IN LAST FISCAL YEAR

  There were no options granted during the eight month transition period ended October 31, 1994.

AGGREGATED OPTION EXERCISES DURING THE EIGHT MONTH TRANSITION PERIOD ENDED OCTOBER 31, 1994 AND OPTION VALUES AT OCTOBER 31, 1994

  The following table provides information on option exercises during the eight month transition period ended October 31, 1994 by the named executive officers and the value of such officers' unexercised options at October 31, 1994.

                                             SECURITIES UNDERLYING
                                             NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                          SHARES                  OPTIONS AT          IN-THE-MONEY OPTIONS AT
                         ACQUIRED             OCTOBER 31, 1994(1)       OCTOBER 31, 1994(1)
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------ -------- -------- ----------- ------------- ----------- -------------
Kevork S. Hovnanian.....     0      $ 0       None         None          N/A          N/A
Ara K. Hovnanian........     0      $ 0      323,333      196,667    $   81,563       $0
John J. Schimpf.........     0      $ 0       83,333       46,667    $   52,500       $0
J. Larry Sorsby.........     0      $ 0       32,667       23,333    $   18,375       $0
Peter S. Reinhart.......     0      $ 0       29,000       10,000    $   21,000       $0

--------
Notes:
(1) The closing price of the Class A Common Stock on the last trading day of October, 1994 on the American Stock Exchange was $6.00.

TEN-YEAR OPTION REPRICINGS

  For the eight month transition period ended October 31, 1994, there was no adjustment or amendment to the exercise price of the stock options previously awarded.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee is charged with the responsibility of determining the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The amount and nature of the compensation received by the Company's executives during the eight month transition period ended October 31, 1994 was determined in accordance with the compensation program and policies described below.

  The executive compensation program is designed to attract, retain and reward highly qualified executives while maintaining a strong and direct link between executive pay, the Company's financial performance and total shareholder return. The executive compensation program contains three major components: base salaries, annual bonuses and stock options.

 Base Salary

  The Compensation Committee believes that, due to the Company's success in its principal markets, other companies seeking proven executives may view members of the Company's highly experienced executive team as potential targets. The base salaries paid to the Company's executive officers during the eight month transition period ended October 31, 1994 generally were believed to be necessary to retain their services.

  Base salaries, including that of Mr. K. Hovnanian, the Company's Chief Executive Officer, are reviewed annually and are adjusted based on the performance of the executive, any increased responsibilities assumed by the executive, average salary increases or decreases in the industry and the going rate for similar positions at comparable companies. Mr. K. Hovnanian set the eight month transition period ended October 31, 1994 base salaries of the Company's executive officers. Each executive officer's base salary, including the base salary of Mr. K. Hovnanian, was reviewed in accordance with the above criteria by the members of the Compensation Committee and thereafter approved.

 Annual Bonus Program

  The Company maintains an annual bonus program under which executive officers and other key management employees have the opportunity to earn cash bonuses. The annual bonus program is intended to motivate and reward executives for the achievement of individual performance objectives and for the attainment by the Company of strategic and financial performance goals, including levels of return on equity.

  For the eight month transition period ended October 31, 1994, the Company's executives received a bonus based on the Company's overall Return on Equity ("ROE"). Mr. K. Hovnanian, Chairman of the Board and Chief Executive Officer and Mr. A. Hovnanian, President and Chief Operating Officer received a fixed amount bonus based on the Company's ROE. All other executive officers participate in a plan based on ROE but instead of receiving a fixed amount, they receive a percentage of their base salary. As the Company's ROE reaches higher targeted levels, the bonus percentage of salary increases.

  The Company's annual bonus program is designed to be cost and tax effective. Accordingly, in light of recent federal tax law changes under the Omnibus Budget Reconciliation Act of 1993, the bonus plan for executives receiving compensation in excess of $1,000,000 was approved by shareholders at the July 13, 1994 Annual Meeting of Shareholders and reflects the Compensation Committee's policies of maximizing corporate tax deductions, wherever feasible.

 Stock Option Plan

  The Option Plan established by the Board of Directors is intended to align the interests of the Company's executives and shareholders in the enhancement of shareholder value. The ultimate value received by option holders is directly tied to increases in the Company's stock price and, therefore, stock options serve to closely link the interests of management and shareholders and motivate executives to make decisions that will serve to increase the long-term total return to shareholders. Additionally, grants under the Option Plan include vesting and termination provisions which the Compensation Committee believes will encourage option holders to remain employees of the Company.

  The Option Plan is administered by the Compensation Committee. See "Option Grants in Last Fiscal Year" above. No member of the Compensation Committee, while a member, is eligible to participate in the Option Plan.

                                          COMPENSATION COMMITTEE

                                          Stephen D. Weinroth
                                          Desmond P. McDonald

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Weinroth is Chairman of the Compensation Committee which also includes Mr. McDonald. Both Messrs. McDonald and Weinroth are non-employee directors and were never officers or employees of the Company. Mr. K. Hovnanian who is Chairman of the Board of Directors and Chief Executive Officer of the Company resigned from the Compensation Committee on May 10, 1994. See "CERTAIN TRANSACTIONS" for information concerning Messrs. McDonald's and Greenbaum's business relationship with the Company.

PERFORMANCE GRAPH

  The following graphs compare on a cumulative basis the yearly percentage change over the three and five year period ending October 31, 1994 in (i) the total shareholder return on the Common Stock of the Company with (ii) the total return on the Standard & Poor's 500 Composite Stock Price Index and with (iii) the total shareholder return on the common stocks of a peer group of twelve companies. Such yearly percentage change has been measured by dividing (i) the sum of (a) the amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the price per share at the end of the measurement period less the price per share at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on October 31, 1991 and 1989, respectively for the preparation of the graphs. The peer group index is composed of the following peer companies: Hovnanian Enterprises, Inc., Centex Corporation, PHM Corporation, U.S. Home Corporation, Standard Pacific Corp., The Ryland Group, Inc., MDC Holdings, Inc., NVR L.P., Toll Brothers, Inc., Kaufman and Broad Home Corporation, Lennar Corporation and UDC-Universal Development L.P.

  Note: The stock price performance shown on the following graphs is not necessarily indicative of future price performance.


                         [GRAPH APPEARS HERE]

Comparison of Three-Year Cumulative Total Returns of Hovnanian Enterprises, Inc.,
                  the S & P 500 Index and a Peer Group Index
                                 (October 31)

                        Hovnanian
Measurement period      Enterprises,    Broad Market    Peer Group
(Fiscal year Covered)   Inc.            Index           Index
---------------------   ------------    ------------    ----------
Measurement PT -
1991                    $ 100           $ 100           $ 100
1992                    $ 140.74        $ 109.97        $ 142.48
1993                    $ 262.96        $ 126.42        $ 204.16
1994                    $  88.89        $ 131.31        $ 121.59


                         [GRAPH APPEARS HERE]

Comparison of Five-Year Cumulative Total Returns of Hovnanian Enterprises, Inc.,
                  the S & P 500 Index and a Peer Group Index
                                 (October 31)

                        Hovnanian
Measurement period      Enterprises,    Broad Market    Peer Group
(Fiscal year Covered)   Inc.            Index           Index
---------------------   ------------    ------------    ----------

Measurement PT -
1989                    $ 100           $ 100           $ 100
1990                    $  33.77        $  92.51        $  45.31
1991                    $  70.13        $ 123.51        $  96.62
1992                    $  98.7         $ 135.83        $ 136.93
1993                    $ 184.42        $ 156.14        $ 194.47
1994                    $  62.34        $ 162.18        $ 116.29



                              CERTAIN TRANSACTIONS

  The Company's Board of Directors has adopted a general policy providing that it will not make loans to officers or directors of the Company or their relatives at an interest rate less than the interest rate at the date of the loan on six month U.S. Treasury Bills, that the aggregate of such loans will not exceed $2,000,000 at any one time, and that such loans will be made only with the approval of the members of the Company's Board of Directors who have no interest in the transaction. At October 31, 1994, loans under this policy amounted to $1,677,000. Notwithstanding the policy stated above, the Board of Directors of the Company concluded that the following transactions were in the best interests of the Company.

  On March 1, 1990, the Company sold all of the assets and liabilities of its wholly owned engineering subsidiary Najarian & Associates, Inc. ("N & A") for $3,600,000 to Najarian & Associates L.P., a partnership consisting of the employees of N & A. One of these employees and former President of N & A was Tavit O. Najarian, the son-in-law of Mr. K. Hovnanian, Chairman of the Board of the Company. At the closing, the Company received a cash payment of $720,000 and a $2,880,000 note. The sale was approved by disinterested members of the Company's Board of Directors. Originally the note carried an annual interest rate of 10% and was to amortize over ten years. As long as any portion of the note is outstanding, the Company receives 25% of the net cash flow of Najarian & Associates, L.P. During the year ended February 29, 1992, Najarian & Associates, L.P. began to experience a significant decrease in business activity. As a result, the note was modified to change the interest rate to prime, to add accrued interest from September 1, 1991 to September 1, 1992 to principal and to reschedule principal payments over the balance of the term of the note. As a result of continued financial difficulties, a committee consisting of independent directors of the Board of Directors of the Company (the "Committee") engaged an outside consultant to determine the fair market value of the above note. Based on the consultant's findings, the Committee recommended a reduction in the note including accrued interest from $2,983,000 to $1,100,000 at February 28, 1994. This reduction of the note was charged to operations during the year ended February 28, 1994. In addition, the Committee recommended a new term of ten years with annual interest on the note of 5% for the first two years adjusting to prime thereafter. Amortization would begin in year three with an annual minimum amount of 5%, ranging up to 30% in year 10, or 85% of cash flow after interest, whichever is greater. The Committee also recommended a $300,000 discount if the loan was paid in full during the first two years.

  The Company provides property management services to various limited partnerships including two partnerships in which Mr. A. Hovnanian, President and a Director of the Company, is general partner, and members of his family and certain officers and directors of the Company are limited partners. At October 31, 1994, loans by the Company to these partnerships amounted to $238,000.

  On May 10, 1994, the Board of Directors approved the acquisition of the 10% minority interest in certain Florida subsidiaries owned by Paul W. Asfahl, President of the Company's Florida Division. For his 10% interest, the Company issued 45,000 shares of Class A Common Stock to Mr. Asfahl.

  On August 2, 1994, the Board of Directors approved the acquisition of the 15% minority interest in the New Fortis Corporation owned primarily by Marvin D. Gentry, President of the New Fortis Corporation. For the 15% interest, the Company issued 135,000 shares of Class A Common Stock to Mr. Gentry and the other owners.

  Mr. Desmond McDonald, a Director of the Company, was the President of Midlantic Bank N.A. ("Midlantic") until July 1992. Mr. McDonald currently owns 10,794 shares of common stock of Midlantic. From time to time the Company obtains services and financing from Midlantic. The Company has a Revolving Credit Agreement with a group of banks, including Midlantic. At October 31, 1994 the Company and its subsidiaries owed $32,129,000 to Midlantic pursuant to a Revolving Credit Agreement and other financing arrangements.

  Mr. Arthur Greenbaum is a senior partner of Greenbaum, Rowe, Smith, Ravin & Davis, a law firm retained by the Company during the eight month transition period October 31, 1994.

                                    GENERAL

  The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals.

  Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board of Directors of the

Company named herein and in favor of the ratification of selected independent accountants. All proxies will be voted as specified.

  Each share of Class A Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder thereof to ten votes. Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class and will be certified by the Inspectors of Election, who are employees of the Company. Notwithstanding the foregoing, the Company's Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company's knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any permitted transferee. Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must (i) obtain from their nominee a proxy card designed for beneficial owners of Class B Common Stock, (ii) complete the certification on such card and (iii) execute the card and return it to their nominee. The Company has also supplied nominee holders of Class B Common Stock with specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company's Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner proxy card or the nominee proxy card relating to such shares is properly completed and received by Midlantic Bank N.A., the Company's transfer agent, not less than 3 nor more than 20 business days prior to May 2, 1995. Completed proxy cards should be sent to Post Office Box 600, Edison, New Jersey 08818, Attention: Corporate Trust Department.

  All items to be acted upon at this Annual Meeting of Shareholders will be determined by a majority of the votes cast. Mr. K. Hovnanian and certain members of his family have informed the Company that they intend to vote in favor of all proposals submitted on behalf of the Company. Because of the voting power of Mr. K. Hovnanian and such members of his family, all of the foregoing proposals are assured passage.

  Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

                         SHAREHOLDER PROPOSALS FOR THE
                              1996 ANNUAL MEETING

  Shareholder proposals for inclusion in the proxy materials related to the 1996 Annual Meeting of Shareholders must be received by the Company no later than October 31, 1995.

                                          By Order of the Board of Directors

                                          Hovnanian Enterprises, Inc.

Red Bank, New Jersey
March 15, 1995

                             HOVNANIAN ENTERPRISES, INC.

P
R                               CLASS A COMMON STOCK
O
X
Y            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara
     K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held in the Boardroom of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, at 10:30 A.M. on May 2, 1995, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Proxy Statement dated March 15, 1995 and upon all other matters properly coming before said meeting.


                                SEE REVERSE SIDE

[X]  PLEASE MARK YOUR                                                    0000
     VOTES AS IN THIS                                                  --
     EXAMPLE.


  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS; (2) FOR THE RATIFICATION OF THE SELECTION OF KENNETH LEVENTHAL & COMPANY AS INDEPENDENT ACCOUNTANTS; AND (3) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1), (2) AND (3).

                FOR  WITHHELD                               FOR AGAINST ABSTAIN
1. Election of  [_]    [_]            2. Ratification of    [_]   [_]     [_]
   Directors, Nominees:                  the selection of
   K. Hovnanian, A. Hovnanian,           Kenneth Leventhal & Company as
   P. Buchanan, A. Greenbaum,            independent accountants for the
   T. Mason, D. McDonald,                year ended October 31, 1995.
   P. Reinhart, J. Schimpf,
   S. Weinroth


3. In their discretion, upon other
   matters as may properly come
   before the meeting.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

--------------------------------------------------------------------------------

                                                                          1995
--------------------------------------------------------------------------------
   SIGNATURE(S)                                                 DATE

Class A Common Stock

                             HOVNANIAN ENTERPRISES, INC.

P
R                               CLASS B COMMON STOCK
O
X
Y            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara
     K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held in the Boardroom of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, at 10:30 A.M. on May 2, 1995, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Proxy Statement dated March 15, 1995 and upon all other matters properly coming before said meeting.


                                SEE REVERSE SIDE

[X]  PLEASE MARK YOUR                                                    0000
     VOTES AS IN THIS                                                  --
     EXAMPLE.


  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS; (2) FOR THE RATIFICATION OF THE SELECTION OF KENNETH LEVENTHAL & COMPANY AS INDEPENDENT ACCOUNTANTS; AND (3) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1), (2) AND (3).

                FOR  WITHHELD                               FOR AGAINST ABSTAIN
1. Election of  [_]    [_]            2. Ratification of    [_]   [_]     [_]
   Directors, Nominees:                  the selection of
   K. Hovnanian, A. Hovnanian,           Kenneth Leventhal & Company as
   P. Buchanan, A. Greenbaum,            independent accountants for the
   T. Mason, D. McDonald,                year ended October 31, 1995.
   P. Reinhart, J. Schimpf,
   S. Weinroth


3. In their discretion, upon other
   matters as may properly come
   before the meeting.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

--------------------------------------------------------------------------------

                                                                          1995
--------------------------------------------------------------------------------
   SIGNATURE(S)                                                 DATE

Class B Common Stock

                             HOVNANIAN ENTERPRISES, INC.

P
R                     BENEFICIAL OWNER OF CLASS B COMMON STOCK
O
X
Y            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara
     K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held in the Boardroom of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, at 10:30 A.M. on May 2, 1995, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Proxy Statement dated March 15, 1995 and upon all other matters properly coming before said meeting.

     By signing on the reverse hereof, the undersigned certifies that (A) with
     respect to     of the shares represented by this proxy, the undersigned
     has been the beneficial owner of such shares since the date of their issuance or is a Permitted Transferee (as defined in paragraph 4(A) of Article FOURTH of the Company's Certificate of Incorporation) of any such
     beneficial owner and (B) with respect to the remaining     shares
     represented by this proxy, the undersigned has not been the beneficial owner of such shares since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

     If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this proxy have not been held, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.


                               SEE REVERSE SIDE

[X]  PLEASE MARK YOUR                                                    0000
     VOTES AS IN THIS                                                  --
     EXAMPLE.


  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS; (2) FOR THE RATIFICATION OF THE SELECTION OF KENNETH LEVENTHAL & COMPANY AS INDEPENDENT ACCOUNTANTS; AND (3) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1), (2) AND (3).

                FOR  WITHHELD                               FOR AGAINST ABSTAIN
1. Election of  [_]    [_]            2. Ratification of    [_]   [_]     [_]
   Directors, Nominees:                  the selection of
   K. Hovnanian, A. Hovnanian,           Kenneth Leventhal & Company as
   P. Buchanan, A. Greenbaum,            independent accountants for the
   T. Mason, D. McDonald,                year ended October 31, 1995.
   P. Reinhart, J. Schimpf,
   S. Weinroth


3. In their discretion, upon other
   matters as may properly come
   before the meeting.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

--------------------------------------------------------------------------------

                                                                          1995
--------------------------------------------------------------------------------
   SIGNATURE(S)                                                 DATE

Class B Common Stock

                             HOVNANIAN ENTERPRISES, INC.

P
R                      NOMINEE HOLDER OF CLASS B COMMON STOCK
O
X
Y            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara
     K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held in the Boardroom of the American Stock Exchange, 13th Floor, 86 Trinity Place, New York, New York, at 10:30 A.M. on May 2, 1995, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Proxy Statement dated March 15, 1995 and upon all other matters properly coming before said meeting.


                                SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS; (2) FOR THE RATIFICATION OF THE SELECTION OF KENNETH LEVENTHAL & COMPANY AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED OCTOBER 31 1995; AND (3) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1), (2) AND (3).

                              CLASS B COMMON STOCK SHARES    CLASS B COMMON STOCK SHARES NOT
                             OWNED BY SAME BENEFICIAL OWNER   OWNED BY SAME BENEFICIAL OWNER
                             OR PERMITTED TRANSFEREE SINCE    OR PERMITTED TRANSFEREE SINCE
                                        ISSUANCE                         ISSUANCE
                             ------------------------------  -------------------------------
                               FOR      AGAINST    ABSTAIN      FOR      AGAINST    ABSTAIN
                            ---------  ---------  ---------  ---------  ---------  ---------
                               (POST NUMBER OF SHARES NOT       (POST NUMBER OF SHARES NOT
                                    NUMBER OF VOTES)                 NUMBER OF VOTES)
1. Directors:
 K. Hovnanian               ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 A. Hovnanian               ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 P. Buchanan                ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 A. Greenbaum               ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 T. Mason                   ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 D. McDonald                ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 P. Reinhart                ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 J. Schimpf                 ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
 S. Weinroth                ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.
2. Ratification of
   independent accountants  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.  ____ shs.

3. In their discretion, upon other matters as may properly come before the meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


                               ------------------------------------------------
                                                                        1995
                               ------------------------------------------------
Class B Common Stock               SIGNATURE(S)                    DATE